SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2007 (December 12, 2007)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

122 West Madison Street Ottawa, Illinois	61350

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 431-2720
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
          On December 12, 2007, Centrue Financial Corporation (the “Company”) adopted the Centrue Financial Corporation Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan provides certain executives of the Company and its affiliates who are selected by the board of directors of the Company, in its sole discretion, the right to defer the receipt of a portion of their compensation. Eligible executives may defer up to 50% of their annual base salary and up to 100% of their annual incentive bonus under the Executive Deferred Compensation Plan. The Company may make discretionary matching contributions with respect to a portion of the participant’s deferrals and discretionary contributions that are not related to the participant’s deferrals pursuant to the Executive Deferred Compensation Plan.
          The amounts deferred by the participant will be credited or debited with investment earnings or losses based on the assumption that the amount deferred had been invested in the shares of Company’s common stock as of the date that the amount being deferred would have been paid to the participant absent the deferral election. Discretionary matching contributions and discretionary Company contributions will be indexed to one or more investment alternatives chosen by the participant from a selection determined by the board, which selection may include Company common stock and which selection may change from time to time.
          All participants are immediately vested in all elective deferrals under the Executive Deferred Compensation Plan. Participants shall become vested in discretionary matching contributions and discretionary Company contributions if they are still employed on the 5th anniversary of the last day of the plan year to which the contributions relate. For example, if the Company makes a discretionary matching contribution that relates to a participant’s deferrals for the 2008 plan year, the participant would become 100% vested in that matching contribution on December 31, 2013, provided that the participant remains employed by the Company or an affiliate of the Company on that date. On the date of the participant’s death or a change of control of the Company, provided that in either event the participant remains employed by the Company or an affiliate of the Company on that date, a participant shall become 100% vested in all accounts under the Executive Deferred Compensation Plan.
          The vested amounts payable to the participants under the Executive Deferred Compensation Plan are distributed in accordance with the distribution provisions of the Executive Deferred Compensation Plan. Distributions generally begin at the time of the participant’s separation from service with the Company. Vested Executive Deferred Compensation accounts will be distributed either in cash or Company common stock, as elected by the participant.
          A copy of the Executive Deferred Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number

10.1	Executive Deferred Compensation Plan
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Senior Executive Vice President
and Chief Financial Officer

Dated: December 14, 2007

EXHIBIT INDEX

Exhibit Number

10.1	Executive Deferred Compensation Plan

4